Exhibit 99


Contacts:     Media:    James Mahoney           Investor:        Thomas R. Rice
                        (617) 346-5472                           (617) 346-0148



                   FLEET FINANCIAL GROUP REPORTS RECORD FIRST
               QUARTER EARNINGS RISING 18 PERCENT TO $311 MILLION

     Boston, Massachusetts, April 16, 1997: Fleet Financial Group, Inc. (FLT-NYSE) today reported net income of $311 million, or $1.10 per common share, for the first quarter of 1997, an 18% increase compared with $264 million, or $0.94 per common share earned in the first quarter of 1996. Return on average assets and return on average common equity for the first quarter of 1997 were 1.52% and 18.82%, respectively, compared with 1.41% and 16.96% for the first quarter of 1996.

     Terrence Murray, Fleet's chairman and chief executive officer, commented on Fleet's strong results, "We're delighted with Fleet's performance in the first quarter. Earnings were up 30% on an operating basis after adjusting for divestiture gains in last year's first quarter. That's strong growth by any measure and maintains Fleet's position at the forefront of the financial services industry. We're seeing strong business opportunities across all our core businesses which are producing outstanding results on the bottom line."

     "We enter 1997 with great optimism as our customer driven strategy continues to pay dividends." Mr. Murray noted, "The introduction of our investment banking product line early last year has expanded our revenue growth prospects as well as demonstrated the broad range of capabilities across which Fleet addresses customers' changing financial needs."

     Eugene M. McQuade, Fleet's chief financial officer, commented, "The earnings performance with which Fleet has started 1997 demonstrates the successful implementation of business line strategies. The improvement in our efficiency ratio to 58.8% reflects our continuing progress in attaining the cost reduction goal of $600 million from the acquisitions of Shawmut and NatWest."

     Mr. McQuade continued, "Net interest margin rose to 5.16%, a 73 basis point improvement over the 4.43% reported in the first quarter of 1996. This margin expansion reflects the impact of the comprehensive balance sheet restructuring undertaken in 1996. Progress in the first quarter also includes significant sales of mutual fund and annuity products which were more than 55% higher than sales in the first quarter of 1996."

     Net interest income totaled $902 million during the first quarter of 1997 up $170 million from the first quarter of 1996. The increase is principally attributable to the acquisition of NatWest on May 1, 1996. The Corporation reported a higher net interest margin of 5.16% which reflected the impact of a comprehensive balance sheet restructuring program which lowered funding costs and enhanced the Corporation's earning asset mix.

     First quarter provision for credit losses was $65 million compared to $35 million in the prior year's first quarter. The $30 million increase was also due primarily to the acquisition of NatWest in mid-1996. Net charge-offs for the first quarter amounted to $90 million compared to $124 million in the fourth quarter of 1996. Nonperforming assets of $704 million in the first quarter decreased $19 million from December 31, 1996, as asset quality improved in both the commercial and consumer portfolios. The reserve for loan losses remained relatively stable at $1.5 billion at both March 31, 1997 and December 31, 1996.

     Noninterest income in the first quarter totaled $526 million, an increase of $108 million or 26% from the same period in 1996 (excluding a $60 million gain on the sale of divested branches related to the Shawmut acquisition). Service charges, fees and commissions increased $49 million, or 45%, mainly due to the acquisition of NatWest, offset in part by divestitures completed in 1996 related to the Shawmut merger. Investment services revenues increased by $16 million in the first quarter of 1997. This growth was primarily attributable to increasing sales of mutual funds and annuity products. Investment banking revenue for the quarter was $10 million.

     Mortgage banking revenue of $104 million for the first quarter of 1997 increased $21 million compared to the first quarter of 1996 due to increased servicing revenue coupled with higher loan production revenue. The Corporation's mortgage servicing portfolio has increased to $123 billion from the $116 billion reported at March 31, 1996.

     Noninterest expense in the first quarter of 1997 totaled $840 million compared to $717 million during the first quarter of 1996 (which did not include NatWest), but declined $17 million from the $857 million reported in the fourth quarter of 1996. Expense reductions reflect the effective integration of both NatWest and Shawmut.

     Total assets at March 31, 1997 were $81.7 billion, including total loans and leases of $59.1 billion, compared with $85.5 billion of total assets and $58.8 billion of loans and leases at December 31, 1996. Stockholders' equity amounted to $7.1 billion at March 31, 1997. During the quarter the corporation repurchased 6.9 million of its common shares.






                              FLEET FINANCIAL GROUP
                              FINANCIAL HIGHLIGHTS

                                                                   THREE MONTHS ENDED

                                                             March 31,       Dec 31,         March 31,
                                                              1997            1996           1996

     For the Period ($ in millions)
     Net income                                            $     311      $      302      $     264
     Total Revenue                                             1,428           1,439          1,210
     Total Expense                                               840             857            717
     Provision for credit losses                                  65              65             35

     Per Common Share
     Fully diluted earnings per share                      $    1.10       $    1.05      $    0.94
     Market value (period-end)                                 57.13           49.88          40.50
     Cash dividends declared                                    0.45            0.45           0.43
     Book value (period-end)                                   24.34           24.66          22.90

     At Quarter End ($ in billions)
     Assets                                                $    81.7       $    85.5      $    72.1
     Loans and leases                                           59.1            58.8           47.6
     Deposits                                                   64.1            67.1           50.1
     Total stockholders' equity                                  7.1             7.4            6.8

     Operating Ratios
     Return on average assets                                   1.52%           1.40%          1.41%
     Return on common equity                                   18.82           17.67          16.96
     Return on realized common equity (a)                      18.87           17.77          17.08
     Net interest margin                                        5.16            5.00           4.43
     Efficiency ratio                                           58.8            59.5           59.3
     Total equity/assets (period-end)                            8.7             8.7            9.5
     Tier 1 risk-based capital ratio (estimated)                 7.6             7.7            9.2
     Total risk-based capital ratio (estimated)                 11.3            11.4           13.0

     Asset Quality ($ in millions)
     Nonperforming assets                                  $     704       $     723       $    553
     Reserve for credit losses                                 1,462           1,488          1,287
     Nonperforming assets as a % of loans, leases,
       and OREO                                                 1.19%           1.23%          1.16%
     Nonperforming assets as a % of total assets                0.86            0.85           0.77
     Nonperforming loans to period-end loans                    1.14            1.18           1.05
     Reserve for credit losses to period-end loans              2.48            2.53           2.71
     Net charge-offs/average loans                              0.61            0.83           0.49


     (a) Excludes average unrealized gain/losses on securities available for sale


                              FLEET FINANCIAL GROUP
                         CONSOLIDATED INCOME STATEMENTS
                                 ($ in millions)







                                                                                THREE MONTHS ENDED

                                                               March 31,             Dec 31,             March 31,
                                                                 1997                 1996                 1996


           Net interest income (FTE)                     $             902    $             910    $              732

           Provision for credit losses                                  65                   65                    35
          ------------------------------------------------------------------------------------------------------------
              Net interest income after provision                      837                  845                   697
          ------------------------------------------------------------------------------------------------------------
           Noninterest income:
              Service charges, fees, and commissions                   157                  146                   108
              Mortgage banking, net of amortization                    104                  109                    83
              Investment services revenue                              103                   98                    87
              Student loan servicing fees                               26                   31                    22
              Other                                                    136                  145                   178
          ------------------------------------------------------------------------------------------------------------
                 Total noninterest income                              526                  529                   478
          ------------------------------------------------------------------------------------------------------------
           Noninterest expense:
              Employee compensation and benefits                       425                  423                   348
              Occupancy                                                 75                   74                    61
              Equipment                                                 70                   71                    57
              Intangible asset amortization                             39                   40                    25
              Other                                                    231                  249                   226
          ------------------------------------------------------------------------------------------------------------
                 Total noninterest expense                             840                  857                   717
          ------------------------------------------------------------------------------------------------------------
           Earnings before income taxes                                523                  517                   458
           Income taxes and tax-equivalent adjustment                  212                  215                   194
          ------------------------------------------------------------------------------------------------------------
           Net income                                    $             311    $             302    $              264

          ------------------------------------------------------------------------------------------------------------



                                                      FLEET FINANCIAL GROUP
                                                   CONSOLIDATED BALANCE SHEETS
                                                         ($ in millions)







                                                            March 31,                Dec 31,                 March 31,
                                                              1997                     1996                    1996

          ASSETS:
          Cash and cash equivalents                    $          5,309         $          9,015        $          5,113
          Securities                                              8,557                    8,680                  10,091
          Loans and lease financing                              59,054                   58,844                  47,559
          Reserve for credit losses                             (1,462)                  (1,488)                 (1,287)
          Mortgages held for resale                               1,334                    1,560                   2,398
          Other assets                                            8,900                    8,907                   8,249
          ---------------------------------------------------------------------------------------------------------------
          Total assets                                 $         81,692         $         85,518        $         72,123
          ---------------------------------------------------------------------------------------------------------------

          LIABILITIES:
          Deposits:
             Demand                                    $         16,089         $         17,903        $         10,485
             Regular savings, NOW, money market                  27,738                   27,976                  21,783
             Time                                                20,312                   21,192                  17,853
          ---------------------------------------------------------------------------------------------------------------
               Total deposits                                    64,139                   67,071                  50,121
          ---------------------------------------------------------------------------------------------------------------
          Short-term borrowings                                   3,579                    3,627                   7,173
          Long-term debt                                          4,617                    5,114                   6,000
          Other liabilities                                       2,260                    2,291                   1,985
          ---------------------------------------------------------------------------------------------------------------
          Total liabilities                                      74,595                   78,103                  65,279
          ---------------------------------------------------------------------------------------------------------------
          STOCKHOLDERS' EQUITY:
          Preferred stock                                           869                      953                     824
          Common stock                                            6,228                    6,462                   6,020
          ---------------------------------------------------------------------------------------------------------------
          Total stockholders' equity                              7,097                    7,415                   6,844
          ---------------------------------------------------------------------------------------------------------------
          Total liabilities and stockholders' equity   $         81,692         $         85,518        $         72,123
          ---------------------------------------------------------------------------------------------------------------




                         CONSOLIDATED AVERAGE BALANCE SHEETS
                                                   ($ in millions)




                                                                      THREE MONTHS ENDED

                                          March 31, 1997             December 31, 1996               March 31, 1996


                                         Average                      Average                        Average
                                         Balance    Rate             Balance     Rate                Balance    Rate

ASSETS:

Securities                           $     8,580      6.67%      $     10,188      6.72%       $     12,130       6.24%
Loans and leases                          58,669      8.63             59,256      8.58              49,497       8.61
Mortgages held for resale                  1,686      7.59              1,569      8.20               2,085       7.48
Other earning assets                       1,575      4.91              1,535      4.64               2,549       9.13
--------------------------------------------------------------------------------------------------------------------------
   Total interest-earning assets          70,510      8.29%            72,548      8.23%             66,261       8.15%
--------------------------------------------------------------------------------------------------------------------------
Reserve for credit losses                 (1,488)        -             (1,546)        -             (1,318)          -
Other assets                              13,864         -             14,827         -              10,083          -
--------------------------------------------------------------------------------------------------------------------------
Total assets                         $    82,886         -       $     85,829         -        $     75,026          -
--------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Savings                           $    27,779      2.25%      $     28,225      2.30%       $     22,097       2.45%
   Time                                   20,715      5.03             21,622      5.36              19,152       5.62
--------------------------------------------------------------------------------------------------------------------------
     Total interest-bearing deposits      48,494      3.44             49,847      3.63              41,249       3.92
--------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                      3,608      4.91              3,903      4.47               8,059       5.30
Long-term debt                             5,003      7.27              4,940      7.24               6,080       6.92
--------------------------------------------------------------------------------------------------------------------------
   Total interest-bearing
   liabilities                        $   57,105      3.87%      $     58,690      3.99%       $     55,388       4.45%
--------------------------------------------------------------------------------------------------------------------------

   Net interest spread                       -        4.42%               -        4.24%                 -        3.70%
--------------------------------------------------------------------------------------------------------------------------
Demand deposits                       $   16,197         -       $     16,808         -        $     11,180          -
Other liabilities                          2,354         -              2,961         -               1,916          -
--------------------------------------------------------------------------------------------------------------------------
Total liabilities                         75,656         -             78,459         -              68,484          -
--------------------------------------------------------------------------------------------------------------------------
Stockholders' equity                       7,230         -              7,370         -               6,542          -
--------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders'
equity                                $   82,886         -       $     85,829         -         $    75,026          -
--------------------------------------------------------------------------------------------------------------------------

Net interest margin                                   5.16%                        5.00%                          4.43%
--------------------------------------------------------------------------------------------------------------------------

